UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 21, 2025
Date of Report (Date of earliest event reported)

Apple Inc.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)
001-36743
(Commission
File Number)

One Apple Park Way
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)

(408) 996-1010
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
94-2404110 (I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AAPL	The Nasdaq Stock Market LLC
0.000% Notes due 2025	—	The Nasdaq Stock Market LLC
1.625% Notes due 2026	—	The Nasdaq Stock Market LLC
2.000% Notes due 2027	—	The Nasdaq Stock Market LLC
1.375% Notes due 2029	—	The Nasdaq Stock Market LLC
3.050% Notes due 2029	—	The Nasdaq Stock Market LLC
0.500% Notes due 2031	—	The Nasdaq Stock Market LLC
3.600% Notes due 2042	—	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of Apple Inc.’s (“Apple’s”) previously announced Chief Operating Officer transition plan, Apple’s Board of Directors appointed Sabih Khan, 58, as Apple’s Chief Operating Officer, effective July 25, 2025. Mr. Khan succeeds Jeff Williams in the role of COO.

Mr. Khan joined Apple in August 1995 and assumed his current position in July 2025. Mr. Khan’s previous positions at Apple include Senior Vice President, Operations and Vice President, Product Operations.

Apple and Mr. Khan have entered into Apple’s standard indemnification agreement for executive officers. There are no family relationships between Mr. Khan and any director or executive officer of Apple that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between Mr. Khan and Apple that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2025	Apple Inc.

		By:	/s/ Katherine Adams
Katherine Adams
Senior Vice President, General Counsel and Secretary